SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement is entered into as of June 18, 2007 (the “Second Amendment”), by and between Hercules Technology Growth Capital, Inc. (“Lender”) and Memory Pharmaceuticals Corp. (“Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of March 16, 2007, as amended on April 4, 2007 (the “Agreement”). The parties desire to amend the Agreement to increase the aggregate amount of Advances that may be borrowed under the Agreement to $15,000,0000.

NOW, THEREFORE, the parties agree as follows:

1. Paragraph 2.1 of the Agreement is amended and restated in its entirety to read as follows:

“2.1 Advances. Subject to the terms and conditions of this Agreement: (i) within two days after the Closing Date, Lender shall fund an initial Advance in the principal amount of $6,000,000, (ii) on the date of the Second Amendment, Lender shall fund an additional Advance in the principal amount of $5,000,000 (the “Second Advance”) and (iii) beginning September 15, 2007, and continuing through December 31, 2007, Borrower may request additional Advances in an aggregate amount of up to $4,000,000.”

2. On or prior to the funding of the Second Advance, and subject to the additional conditions to the Second Advance set forth in Section 4.2 of the Agreement, the Borrower shall have delivered to Lender the following:

(a) payment of a facility charge with respect to the Second Advance equal to $25,000 and reimbursement of Lender’s current expenses reimbursable pursuant to Section 3 hereof, less the commitment fee of $10,000 (the “Second Advance Commitment Fee”) previously paid by the Borrower to the Lender, which amounts may be deducted from the Second Advance;

(b) a warrant substantially in the form of Exhibit A hereto; and

(c) such other documents as Lender may reasonably request.

3. Borrower promises to pay Lender’s fees and expenses necessary to finalize this Second Amendment, including but not limited to reasonable attorneys fees, UCC searches, filing costs, and other miscellaneous expenses upon presentation of reasonable documentation or invoices; provided, however, that the Second Advance Commitment Fee shall be credited against the Lender’s non-legal transaction costs and due diligence expenses.

4. Upon the due execution and delivery of this Second Amendment by the parties hereto, on and after the date hereof each reference in the Agreement to this “Agreement”, “hereunder”, “hereof’, “herein” or words of like import referring to the Agreement shall mean and be a reference to the Agreement, as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

5. Unless otherwise defined, all initially capitalized terms in this Second Amendment shall be as defined in the Agreement. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date first above written.

BORROWER:	MEMORY PHARMACEUTICALS CORP.
Signature: /s/ James R. Sulat

Print Name: James R. Sulat Title: President and Chief Executive Officer
LENDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC. Signature: /s/ Scott Harvey

Print Name: Scott Harvey

Title: Chief Legal Officer